UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

(a) On May 28, 2013, RenaissanceRe Holdings Ltd. (the “Company”) announced that it had issued a notice of mandatory redemption of 5,000,000 of its issued and outstanding 6.08% Series C Preference Shares (the “Series C Shares”) and all 6,000,000 of its issued and outstanding 6.60% Series D Preference Shares (the “Series D Shares”). The redemptions are to take place on June 27, 2013. The redemptions will be conducted pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series C Shares and the Certificate of Designation, Preferences and Rights of the Series D Shares. The Depository Trust Company (DTC), the securities’ holder of record, will determine by random lottery how the partial redemption of the Series C Shares will be allocated. The redemption price will be $25 per Series C Share and $25 per Series D Share, plus accrued and unpaid dividends to the redemption date.

(b) On May 28, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit #	Description

99.1	Copy of the Company’s press release, issued May 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: May 28, 2013

	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Copy of the Company’s press release, issued May 28, 2013